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                                                                    Exhibit 3.05

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                 CSK AUTO, INC.
                            (An Arizona Corporation)
                      (As adopted by the Board of Directors
                       of the Company as of June 12, 1998)



                                    ARTICLE I

                                  STOCKHOLDERS

1.    Annual Meeting

      A meeting of the stockholders shall be held annually at the office of this Company in the City of Phoenix, Arizona, or at any other place designated by the directors hereof, on such date as shall be determined by the Board of Directors. Such meeting of the stockholders shall be for the purpose of electing directors and for the transaction of any other business that may come before it.

2.    Organization

      The Chairman of the Board of Directors, or in his absence a chairman appointed by the stockholders present, shall call meetings of stockholders to order and shall act as chairman thereof.

      The Secretary of the Company shall act as secretary of all meetings of the stockholders. In his absence, the presiding officer may appoint any person to act as secretary.

3.    Quorum

      A majority of the stock issued and outstanding and entitled to vote, represented by the holders thereof either in person or by proxy appointed by an instrument in writing, shall be a quorum at all meetings of stockholders.

4.    Adjournment

      If at any annual or special meeting a quorum shall fail to attend in person, or by proxy, a majority in interest of stockholders attending such meeting, in person or by proxy, may adjourn the meeting from time to time, without further notice, until a quorum shall attend, and thereupon



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any business may be transacted which might have been transacted at the meeting as originally called had the same been then held.

5.    Voting

      Each share of common stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Business Corporation Act of the State of Arizona prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Articles of Incorporation and these By-Laws. In the election of directors, and for any other action, voting need not be by ballot.

      Shares of Preferred Stock shall not entitle the holder thereof to any voting power as to any matter, including the right to participate in any meeting of stockholders, to have notice of any meeting of stockholders or to take action without a meeting, except as otherwise provided by law or the Articles of Incorporation. On any matters on which the Preferred Stockholders are entitled to vote, each such Holder shall be entitled to one vote for each share held.

6.    Special Meetings

      Special meetings of the stockholders, for any purpose or purposes, shall be held whenever called by the Board of Directors, either by written instrument or by the vote of a majority, and shall be called whenever stockholders owning one-fourth of the capital stock issued and outstanding shall, in writing, make application therefor to the President, stating the object of such meeting.

7.    List of Stockholders

      At each meeting of stockholders, a full, true and correct list, in alphabetical order, of all the stockholders entitled to vote at such meeting, with the number of shares held by each, certified to by the Secretary, shall be furnished.

8.    Stockholder Action Without Meeting

      Any action required by the Business Corporation Act of the State of Arizona to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

1.    Number

      The business and affairs of the Company shall be managed and controlled by a Board of Directors. The number of directors constituting the entire Board of Directors of the Company shall be, upon the effectiveness of these Amended and Restated By-Laws, set at twelve directors. The number of directors constituting the entire Board of Directors may be increased of decreased from time to time by resolution of the Board of Directors, or by the vote of the holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote on such action.

2.    Term

      Each director shall serve for the term for which he shall have been elected and until his successor shall have been duly elected and have qualified.

3.    First Meeting

      Immediately after each annual election of directors, the newly elected directors shall meet for the purpose of organization, the election of officers and the transaction of other business.

4.    Special Meetings

      Special meetings of the Board shall be held whenever called by the Chairman of the Board, or by one-third of the directors; however, a majority of the directors must be present or have consented in writing to the waiver of notice for the holding of such a meeting. Unless otherwise specified in the notice thereof, any and all business may be transacted at a special meeting.

5.    Notice

      The Secretary shall give notice to each director of each special meeting by mailing the same at least five days before the time of meeting, or by telegraphing or telephoning not less than one day prior to the time of meeting.

6.    Place of Meeting

      The directors shall hold their meetings, and may have an office and keep the books of the Company, at such place or places within or without the State of Arizona as the Board from time to time may determine.

7.    Quorum

      A majority of the Board of Directors, at the time in office, shall constitute a quorum for the transaction of business, but a majority of those present at the time and place of any regular or


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special meeting, although less than a quorum, may adjourn from time to time, without notice, until a quorum be had.

8.    Action at Meeting

      At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action.

9.    Chairman

      At all meetings of the Board of Directors the Chairman of the Board or, in his absence, a chairman chosen by the directors present, shall preside.

10.   Vacancies

      In case of any vacancy among the directors, through death, resignation, disqualification or other cause, the remaining directors, whether or not constituting a quorum, may elect a successor to hold office for the unexpired term of the director whose place shall be vacant and until the election of and acceptance by his successor.

11.   Committees

      From time to time the Board may appoint committees for any purpose or purposes, which shall have such powers as shall be specified in the resolution of appointment.

12.   Compensation

      The directors and officers of the Company, and all members of committees, shall be paid such salaries as may be determined by a vote of a majority of all of the directors.

13.   Action by Resolution

      The Board of Directors shall have power to act in the following manner: A resolution in writing, signed by all of the directors, shall be deemed to be action by such Board to the effect therein expressed, with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the Secretary of the Company to record such resolution in the minute book of the Company under its proper date.

14.   Hypothecation of Property

      The Board of Directors may mortgage or hypothecate all or any portion of the property of the Company without having first procured the consent of the stockholders to such action, but they shall not dispose of all of the assets of the Company until they are authorized to do so by the majority vote of the stockholders.


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                                   ARTICLE III

                                    OFFICERS

1.    Executive Officers

      The Board of Directors shall elect, as executive officers, a Chairman of the Board, a President, a Secretary, a Treasurer and a Controller, and in their discretion one or more Vice Chairmen, Vice Presidents (one or more of which may be designated Executive or Senior Vice Presidents or as otherwise determined by the Board of Directors), and one or more Assistant Secretaries and Assistant Treasurers.

2.    Powers

      The powers and duties of any office may be vested in and exercised and performed by any one of the other officers to the extent expressly authorized from time to time by the Board of Directors or the Chairman of the Board.

3.    Voting Securities Owned by the Company

      Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chairman of the Board, any Vice Chairman of the Board, the President or such one or more officers or other persons as are from time to time authorized by the Board of Directors and any such officer or other person who are from time to time so authorized by the Board of Directors, may, in the name of and on behalf of the Company, take all such action as any such officer or other person may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present.

4.    Subordinates

      The Board may appoint such other officers as it deems necessary, who shall have such authority and perform such duties as from time to time may be prescribed by the Board.

5.    Tenure of Officers

      All officials and agents shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the whole Board.

6.    Chairman of the Board

      The Chairman of the Board shall be the chief executive officer of the Company and shall be responsible for the general and active management of the business of the Company and general and active supervision and direction over the other officers, agents and employees. The Chairman of the Board shall, if present, preside at each meeting of the shareholders and of the


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Board of Directors and shall be an ex officio member of all committees of the
Board of Directors. He shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board of Directors.

7.    Vice Chairman of the Board

      In the case of the absence or disability of the Chairman of the Board, the duties and exercise of powers of that office may, upon direction of the Board of Directors or the Chairman of the Board, be performed by any Vice Chairman of the Board. In general, each Vice Chairman of the Board shall perform all duties incident to the office of Vice Chairman of the Board and such other duties as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board.

8.    President

      The President shall be the chief operating officer of the Company.

      He shall have such other duties as the Board of Directors or the Chairman of the Board or any Vice Chairman of the Board shall assign.

9.    Executive Vice President

      In the case of the absence or disability of the President, the duties and exercise of powers of that office may, upon direction of the Board of Directors or of the Chairman of the Board, any Vice Chairman of the Board or the President, be performed by any Executive Vice President. In general, each Executive Vice President shall perform all duties incident to the office of Executive Vice President and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board or the President.

10.   Senior Vice President

      In the case of the absence or disability of any Executive Vice Presidents, the duties and exercise of powers of that office may, upon direction of the Board of Directors or of the Chairman of the Board, any Vice Chairman of the Board or the President, be performed by any Senior Vice President. In general, each Senior Vice President shall perform all duties incident to the office of Senior Vice President and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board or the President.

11.   Vice President

      In the case of the absence or disability of any Executive Vice President or Senior Vice President, the duties of such office may be exercised by any Vice President upon direction of the Board of Directors or of the Chairman of the Board, any Vice Chairman of the Board or the President. In general, each Vice President shall perform all duties incident to the offices of Vice President and such other duties which may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the President.


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12.   Treasurer

      The Treasurer shall have the custody of all the funds and securities of the Company which may come into his hands; he shall endorse on behalf of the Company, for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositories as the Board of Directors may designate; he may sign receipts and vouchers for payments made to the Company; and he shall sign checks made by the Company and pay out and dispose of the same under the direction of the Board, whenever required by the Board, he shall render a statement of his cash accounts; he shall enter regularly in books of the Company, to be kept for that purpose, full and accurate accounts of all moneys received and paid by him on account of the Company; and he shall perform all duties incident to the position of treasurer, subject to the control of the Board.

13.   Secretary

      The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders; he shall attend to the giving and serving of all notices for the Company; he shall have the authority to sign with any other officer in the name of the Company all contracts authorized by the Board, and shall affix the seal of the Company thereto; he shall have charge of the certificate books and such other books and papers as the Board may direct; he shall have the authority to sign, with the President or any Vice President, certificates of stock and he shall perform all duties incident to the office of secretary, subject to the control of the Board. The Secretary shall, if directed by the Board of Directors, sign and execute all authorized bonds, contracts or other obligations, in the name of the Company.

14.   Controller

      The duties of the Controller shall be to maintain adequate records of all assets, liabilities and transactions of this Company; to see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, to initiate and enforce measures and procedures whereby the business of this Company shall be conducted with the maximum safety, efficiency, and economy. In general, he shall perform all duties incident to the office of Controller and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board or the President.

15.   Assistant Treasurers and Assistant Secretaries

      The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall require. Assistant Treasurers or Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer and by the Secretary, respectively, or by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board or the President. Assistant Treasurers and Assistant Secretaries may, at the request or in the absence or disability of the Secretary, sign and attest certificates for stock of the Company.


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                                   ARTICLE IV

                                  CAPITAL STOCK

1.    Certificates

      The certificates for shares of stock of the Company shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or any Vice President and by the Secretary or any Assistant Secretary.

2.    To be Entered

      All certificates of stock shall be consecutively numbered, and the names of the owners, the number of shares and date of issue shall be entered in the Company's books.

3.    Certificates Canceled

      Except in cases where certificates are lost or destroyed and in that case after the receipt of satisfactory bond, unless the giving of a bond be waived by the Board, no new certificates shall be issued until the former certificates for the shares represented thereby shall have been surrendered and canceled.

4.    Transfer

      Shares shall be transferred only on the books of the Company by the holder thereof in person or by his attorney, upon the surrender and cancellation of certificates for a like number of shares.

5.    Regulations

      The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Company.

6.    Dividends

      The Board of Directors may from time to time declare dividends upon the capital stock from the surplus or net profits of the Company, and subject to the provisions of the Articles of Incorporation, may fix and change the dates for the declaration and payment of dividends.

                                    ARTICLE V

                                      SEAL

1.    Design

      The Board shall design a suitable seal containing the name of the Company and the words "Incorporated Arizona 1969," which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.


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                                   ARTICLE VI

                                WAIVER OF NOTICE

      Any stockholder, director or officer may waive any notice required to be given pursuant to these By-Laws.

                                   ARTICLE VII

      The words "Board" and "directors," occurring in these By-Laws, mean "Board of Directors.

                                  ARTICLE VIII

      These By-Laws may be amended, repealed or altered by the Board of Directors, subject to repeal or change by action of the stockholders.


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